                                                                 EXHIBIT 10.2(a)

                     MODIFICATION AND SETTLEMENT AGREEMENT

          MODIFICATION AND SETTLEMENT AGREEMENT, dated as of June 12, 2000, among Advanced Optics Electronics, Inc., a Nevada corporation (the "Company"), and the Purchasers listed on Schedule I attached hereto (each a "Purchaser" and collectively, the "Purchasers").

                                   RECITALS:

         WHEREAS, the Company sold and issued issued to the Purchasers, and the Purchasers purchased from the Company, $500,000 aggregate principal amount of the Company's 8% Convertible Notes due June 3, 2001 ("Convertible Notes"), pursuant to a Securities Subscription Agreement dated as of June 3, 1999 ("Agreement"); and

         WHEREAS, pursuant to the terms of the Agreement and the Convertible Notes, the Convertible Notes are convertible into shares of the Company's common stock, par value $.001 per share ("Common Stock"); and

         WHEREAS, pursuant to the terms of the Agreement, the Company issued to the Purchasers warrants to purchase an aggregate of 12,500,000 shares of Common Stock ("Warrants"); and

         WHEREAS, pursuant to the Agreement, and a certain Registration Rights Agreement, dated as of June 3, 1999 ("Registration Rights Agreement"), the Purchasers were granted certain registration rights with respect to shares of Common Stock issuable (i) as interest under, and upon conversion of, the Convertible Notes, and (ii) upon exercise of the Warrants; and

         WHEREAS, the Company wishes to modify the Agreement, the Convertible Notes and Registration Rights Agreement in order to fully and finally settle its obligations to the Purchasers, and the Purchasers are willing to effectuate a settlement with the Company upon the terms and conditions set forth in the Modification and Settlement Agreement ("Modification Agreement").

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.  Conversion of Convertible Notes and Settlement of Warrants.

         (a) Simultaneously with the execution of this Modification Agreement, the Purchasers shall issue Notices of Conversion of the Convertible Notes and the Company shall issue to the Purchasers, in denominations set forth on
Schedule I, 2,000,000 shares of the Company's common stock in accordance with the Notices of Conversion ("Conversion Shares"). The Conversion Shares shall be issued pursuant to Rule 144 with a holding period commencing on June 3, 1999 ("Holding Period"). The Purchasers shall be entitled to sell the Conversion Shares in accordance with Rule 144 based on the Holding Period. An opinion of counsel with regard to the saleability of the Conversion Shares shall be provided by the Purchasers. Sale of the Conversion Shares shall return to the

Purchasers an aggregate of USD$ 1,000,000 net of all sales commissions and any other costs of sale and administration ("Return"). In the event that the sale of (i) less than all Conversion Shares aggregates the full Return, the balance of the Conversion Shares shall be returned to the Company; or (ii) all of the Conversion Shares aggregates less than the full Return, then the Company, upon demand made by the Purchasers in writing ("Demand Notice"), shall deliver to the Escrow Agent, as defined below, on as many occasions as necessary to effectuate the purposes of this Section 1(a), tranches of 500,000 Conversion Shares ("Share Tranche or Share Tranches") until sales of the Conversion Shares aggregate the full Return. A Demand may be made on as many occasions as necessary to effectuate the purposes of this Section 1(a). In the event that the sale of less than the full number of shares in any Share Tranche results in the Purchasers achieving the full Return, then the balance of the Share Tranche shall be returned to the Company.

         (b) Simultaneously with the execution of this Modification Agreement, the Purchasers shall issue Notices of Conversion of the Convertible Notes and the Company shall issue to the Purchasers, in denominations set forth on
Schedule I, 7,200,000 shares of the Company's common stock in accordance with the Notices of Conversion ("Other Conversion Shares"). The Other Conversion Shares shall be issued pursuant to Rule 144 with a holding period commencing on June 3, 1999 ("Holding Period"). The Purchasers shall be entitled to sell the Other Conversion Shares in accordance with Rule 144 based on the Holding Period. An opinion of counsel with regard to the saleability of the Other Conversion Shares shall be provided by the Purchasers.

         (c) The Conversion Shares and any shares from Share Tranches, shall be deposited in an account ("Share Escrow Account") maintained by Edward H. Burnbaum, Esq. ("Escrow Agent") and shall be sold out of such Share Escrow Account for the benefit of the Purchaser. The Company shall receive duplicate confirmations of all sales made from the Share Escrow Account. Proceeds from the sale of Conversion Shares or Share Tranches shall be payable from the Escrow Account to the Purchaser as realized. The Conversion Shares or Share Tranches may be sold each trading day on an amount which does not exceed the greater of (i) an aggregate value of $20,000 based upon the bid price on the trading day the stock is sold of the Company's common stock as reported on the OTC Electronic Bulletin Board, or any exchange on which the Company's shares are then trading, for each individual Purchaser, or (ii) 20% of the daily trading volume on the trading day on which the stock is sold for all Purchasers. The Company, in its sole discretion, may permit the Purchasers to sell Conversion Shares at greater amounts than as set forth in this Section 1(c)(i) and (ii) on any trading day or days.

         (d) Upon performance by the Company of its obligations under this Modification Agreement, the Purchasers shall deliver to the Company, along with any Conversion Shares or shares from a Share Tranche, as the case may be, that remain after the full Return has been achieved, the Convertible Notes and the Warrant. In the event, for any reason, the Company fails to perform its obligations under this Agreement, the Purchasers shall retain the Convertible Notes and the Warrants, and may enforce same in accordance with their terms, however, the Company shall be entitled to a credit against the shares exercisable under the Warrants in the number of Conversion Shares and Share Tranches actually delivered to the Purchasers.



                                      -2-
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         (e) For a period of 12 months from the date of this Modification
Agreement, the Company shall not take any action to forward or reverse split its shares of common stock into a greater or smaller number of shares of common stock, as the case may be.

         2. Resolution. Simultaneously with the execution of this Agreement, the Company shall deliver (i) to the Purchasers a Resolution, substantially in the form annexed hereto as Exhibit A, authorizing the transaction contemplated in this Modification Agreement, and (ii) to the Escrow Agent, a Resolution, substantially in the form annexed hereto as Exhibit B ("Transfer Agent Resolution"), instructing the Company's transfer agent, Oxford Transfer and Registrar, 317 SW Alder, Suite 1120, Portland, Oregon 97204 ("Transfer Agent") to issue to Purchasers shares of the Company's common stock registered in the name of the Purchasers, in an amount equal up to $1,000,000, or at some lesser amount as the Escrow Agent, in his sole discretion may direct the transfer agent, and providing that the Company shall not change its transfer agent from the Transfer Agent, without the express written consent and directive of the Escrow Agent. The Transfer Agent Resolution may be delivered by the Escrow Agent to the Transfer Agent in the event that, for any reason whatsoever, the Company fails to perform its obligations under this Modification to deliver Conversion Shares or Share Tranches, or in the event that the Company changes or attempts to change its transfer agent from the Transfer Agent without the express written consent of the Purchasers. Upon written demand from the Purchasers, Escrow Agent shall deliver the Transfer Agent Resolution to the Transfer Agent as provided in this Section 2. Escrow Agent shall be entitled to honor any such written demand from the Purchasers and shall ignore any demand or instructions to the contrary from the Company.

         3. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

                  (a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                  (b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

                  (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                  (e) The Escrow Agent does not have any interest in the Conversion Shares, Share Tranches, Transfer Agent Resolution or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

                  (f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Transfer Agent Resolution and any Conversion Shares or Tranche Shares in the Escrow Agent's account to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Transfer Agent Resolution, the Conversion Shares and the Tranche Shares and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

                  (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Transfer Agent Resolution, the Conversion Shares or the Tranche Shares, or in the event that the Escrow Agent otherwise determines that the Transfer Agent Resolution, the Conversion Shares or the Tranche Shares should be retained, then the Escrow Agent may retain same until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Transfer Agent Resolution, the Conversion Shares or the Tranche Shares, or (ii) a written agreement executed by the other parties hereto directing delivery of the same, in which case the Escrow Agent shall promptly deliver the same in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

                  (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto an their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow Agent.



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                  (i) Purchasers and the Company agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Modification Agreement or any action or failure to act by the Escrow Agent under this Modification Agreement. This Modification Agreement may not be modified except in a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

         4. Governing Law. This Escrow Agreement shall be governed in all respects by the internal laws of the State of New York. The parties agree to submit to any dispute or controversy arising hereunder to binding arbitration before the American Arbitration Association in New York City in accordance with its rules.

         5. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:

                  If to the Company:

                  Advanced Optics Electronics, Inc.
                  8301 Washington Street, Unit 4
                  Albuquerque, New Mexico 87113
                  Att'n: Leslie S. Robins
                  Fax: 505-858-1871

                  If to Purchaser:

                  Sholem Liebenthal
                  2 Hachoma Hashlishit
                  E. Jerusalem, Israel
                  Fax No.: 914-774-7275

                  Y.L Hirsch
                  259 Batai Ugarin
                  Jerusalem, Israel
                  Fax No.: 914-774-7275



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





                  Avram Rothman
                  Rechov Ovadya 14
                  Jerusalem E., Israel
                  Fax No.: 914-774-7275

                  Joshua Heimlich
                  3 Rechov Meah Sha'arim
                  Jerusalem, Israel
                  Fax No.: 914-774-7275

                  Zvi Y. Zelikovitz
                  P.O. Box 50468
                  Jerusalem, Israel
                  Fax No.: 914-774-7275

                  If to Escrow Agent:

                  Edward H. Bumbaum, Esq.
                  Novack Burnbaum Crystal LLP
                  300 East 42nd Street
                  New York, New York 10017
                  Fax: 212-986-2907

         6. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         7. Releases. Upon full performance by the Company and the Purchasers under the terms and conditions of this Modification Agreement, the parties shall be full and generally released from all of their respective obligations, responsibilities and liabilities of the parties under the Agreement, the Convertible Notes and the Warrants.


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


         This Modification Agreement has been executed as of the date first above written.


                                    ADVANCED OPTICS ELECTRONICS, INC.



                                    By: /s/ LESLIE ROBINS
                                        ---------------------------------------


                                    By: /s/ SHOLEM LIEBENTHAL
                                        ---------------------------------------
                                            SHOLEM LIEBENTHAL


                                    By: /s/ Y.L. HIRSCH
                                        ---------------------------------------
                                            Y.L. HIRSCH


                                    By: /s/ AMRAM ROTHMAN
                                        ---------------------------------------
                                            AMRAM ROTHMAN


                                    By: /s/ JOSHUA HEIMLICH
                                        ---------------------------------------
                                            JOSHUA HEIMLICH


                                    By: /s/ ZVI Y. ZELIKOVITZ
                                        ---------------------------------------
                                            ZVI Y. ZELIKOVITZ




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




                                   SCHEDULE I

                                Net Proceeds                      Other
                              Conversion Shares             Conversion Shares
                              -----------------             -----------------

     Purchaser
     ---------
     Sholem Liebenthal              $200,000                    1,440,000
     Y.L. Hirsch                     200,000                    1,440,000
     Amram Rothman                   200,000                    1,440,000
     Joshua Heimlich                 200,000                    1,440,000
     Zvi. Y. Zelikovitz              200,000                    1,440,000

     Total                        $1,000,000                    7,200,000



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








                                   EXHIBIT A


                   UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS

                                       OF

                       ADVANCED OPTICS ELECTRONICS, INC.

         The undersigned, constituting all of the Directors of Advanced Optics Electronics, Inc., a Nevada corporation (the "Corporation"), hereby consent to the taking of the following actions and hereby adopt, by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the Board of Directors of the
Corporation:

                  RESOLVED, that the Corporation be, and it hereby is, authorized to enter into a Modification and Settlement Agreement which, inter alia, modifies a certain Securities Purchase Agreement with the investors who are signatories thereto (the "Investors"), modifying and settling the Corporation's obligations to issue and sell to the Investors an aggregate of up to $500,000 principal amount of 8% Convertible Notes due June 3, 2001 (the "Notes") and warrants (the "Warrants") to purchase up to an aggregate of up to 12,500,000 shares of the Corporation's common stock, $.001 par value ("Common Stock"), all as set forth in the Modification and Settlement Agreement; and be it further

                  RESOLVED that the Chief Executive Officer and President of the Corporation and the Chief Financial Officer of the Corporation (together, the "Authorized Officers") be, and each of them with full authority to act without the other hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, the Modification and Settlement Agreement substantially in the form annexed hereto and the Transfer Agent Resolution as defined therein. And to issue shares of common stock to the Investors as provided therein, with such changes and modifications as the Authorized Officer executing the same deems necessary or advisable, the execution thereof by such Authorized Officer being conclusive evidence of the necessity or advisability thereof; and be it further


                  RESOLVED, that the Corporation reserve for issuance the number of shares of Common Stock contemplated by the Modification and Settlement Agreement for issuance upon conversion of the

                  Convertible Notes, as defined in the Modification and Settlement Agreement, and such shares, when issued upon conversion of the Notes, shall be deemed to be duly and validly issued, fully paid and non-assessable; and be it further

                  RESOLVED, that the Authorized Officers hereby are, and each of them with full authority to act without the other hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay such fees and expenses as in his judgment shall be necessary or advisable in order fully to carry out the intent and to accomplish the purposes of the foregoing resolutions, and the execution by either of the Authorized Officers of any such instruments or documents, or the doing by either of them of any act in connection with the foregoing matters, shall conclusively establish his authority therefor from the Company of the approval and ratification by the Company of the instruments and documents so executed and the actions so taken.

         This Unanimous Consent may be executed in two or more counterparts, which together shall constitute an originally executed Unanimous Written Consent.

         IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent as of June 11, 2000.

                                            -----------------------------------
                                            LESLIE ROBINS


                                            -----------------------------------
                                            HAROLD HERMAN


                                            -----------------------------------
                                            MICHAEL PETE

                                   EXHIBIT B


                               RESOLUTION OF THE
                             BOARD OF DIRECTORS OF

                       ADVANCED OPTICS ELECTRONICS, INC.


                  A meeting of the Board of Directors of Advanced Optics Electronics, Inc., a Nevada corporation, was held on June 11, 2000 at the corporate offices, at which the following Resolutions were passed upon and adopted:


                  RESOLVED, that the Corporation shall deliver to Edward H. Bumbaum, Esq., as Escrow Agent ("Escrow Agent"), this original Resolution, a true copy of which may in turn be delivered to Oxford Transfer and Registrar, 317 SW Alder, Suite 1120, Portland, Oregon 97204, the transfer agent ("Transfer Agent") for the Corporation's publicly traded shares, symbol "ADOT", and the Transfer Agent is hereby instructed to release and deliver to the Escrow Agent shares of the Corporation's common stock in an amount equal up to $1,000,000, or at some lesser sum as the Escrow Agent, in his sole discretion, may direct the Transfer Agent, at a price per share which is the closing bid price of the Corporation's common stock for the trading day prior to the date or dates on which this Resolution is delivered to the Transfer Agent ("Market Price"). The Escrow Agent shall provide the Transfer Agent with Market Price and the calculation of shares to be delivered and the Transfer Agent shall have the right to rely on the Escrow Agent's calculation and direction. The Escrow Agent may present this Resolution to the Transfer Agent on as many occasions as necessary in order to effectuate the purposes of a certain Modification and Settlement Agreement, dated May 24, 2000, among the Corporation and various purchasers


                  RESOLVED, that this Resolution and the directions and instructions contained herein shall be effective through May 24, 2002, and shall be irrevocable and shall not be superseded, amended, suspended or revoked by any other Resolution, direction, instruction or action of the Corporation or its shareholders, under the Modification and Settlement Securities Agreement.

                  RESOLVED, that the Corporation shall not change the Transfer Agent without the express written consent of the Escrow Agent through and including May 24, 2002, and that the Transfer Agent shall not honor any request of the Corporation to cooperate in a change of Transfer Agent unless approved in writing by the Escrow Agent.

                  UPON MOTION DULY MADE AND SECONDED, the meeting was adjourned.



                                    ---------------------------------------
                                                      Chairman